AMP Productions, Inc.
                         5296 SOUTH 300 WEST
                      SALT LAKE CITY, UTAH 84107
                         Tel. (801) 262-5300



                            August 1, 2000

Charles McCarty, Senior Counsel
Securities and Exchange Commission
Washington, D.C.  20549

RE:       AMP Productions, Inc.
          Registration Statement on Form SB-2
          File No. 333-39042

Dear Mr. McCarty:

     This letter responds to your Comment Letter dated July 17, 2000. The numbered responses below correspond to the Comment Numbers in your letter.


          We have added disclosure indicating this is the Company's initial public offering.

          Disclosure regarding pricing of the shares has been added. See page 1 of the Prospectus.

         We have amended the Registration Statement extensively to comply with Rule 419 of Regulation C. Risk factors, the Prospectus summary, Business and Description of securities have all been augmented substantially to disclose the fact that AMP may be considered a blank check company. Please note that we are not selling any shares or raising any proceeds with this offering.

         We have added disclosures to the Prospectus summary, risk factors and Business that we lack the resources to commence operations and cannot predict the timing or likelihood of raising such proceeds.

         We have added disclosures about management.

         We have modified the wording in Liquidity and disclose prominently that we are unable to provide the information discussed in your comment.

        We disclose prominently that we are unable to predict our ability to commence operations and generate revenue.

        We disclose the terms of our issuance and recent sale of the 2,000,000 shares of unregistered common stock in Part II pursuant to Item 701. Disclosure regarding dilution pursuant to Item 506 has been added to page 9 of the Prospectus.

        A copy of the accountant's license or their license number will be forwarded to you as soon as I have received it. The firm recently changed its name and filed the necessary documents with the State of Utah. We have been told they expect the records to be updated in the next few days.

       We have revised the financial statements to account for the offering costs as expenses.

     Thank you for your cooperation and attention. If you have any questions, please call me at the number listed above.


Sincerely,



David P. Brown




As Filed with the Securities and Exchange Commission on JulyneAugust,___ 2000 (File No. 333-39042)


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                           _______________

                    Pre-Effective Amendment No. 1
                              FORM SB_2
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933

                           _______________
                        AMP Productions, Inc.
            (Name of Small Business Issuer in Its Charter)

        Nevada                  7922                    87-0654585
(State or Other Jurisdiction  (Primary Standard        (I.R.S. Employer
of Incorporation or           Industrial Classification
                                                       Identification No.)
Organization)                  Code Number)


        (Address and Telephone Number of Executive Offices)
                             David Brown
                         5296 South 300 West
                      Salt Lake City, Utah 84107
                            (801) 262-5300

      (Name, Address and Telephone Number of Agent for Service)

                              COPIES TO:


                    Stephen B. Schneer, Esq.
                     Stephen B. Schneer LLC
                        605 Third Avenue
                       New York, NY 10158
                       Telephone -972-1100
                       Facsimile -983-5271


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: From time to time after the effective date of this registration statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: |x |

     If this Form is filed to register additional securities for an offering under rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

     If this Form is a post-_effective amendment filed under rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

     If this Form is a post-_effective amendment filed under rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

     If the delivery of the prospectus is expected to be made under rule 434, please check the following box. | |


                     CALCULATION OF REGISTRATION FEE

Title of Each    Amount to Be  Proposed       Proposed        Amount of
Class of         Be            offering       Aggregate       Registration Fee
Securities to Be Registered    per Share (1)  offeringPrice (1)

shares of common
stock,$.001 par
value
("commonstock")  333,333       $  16.00         $2,000,000     $528






  (1) Estimated solely for the purpose of determining the registration fee under rule 457 under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH
DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL
THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY
STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME
EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933
OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH
DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY
DETERMINE.
================================================================
The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                        Subject to completion
          Preliminary prospectus dated AugustJune ___, 2000.
                              PROSPECTUS

                        AMP PRODUCTIONS, INC.

               2,000,000333,333 SHARES OF COMMON STOCK
                           $6.00 PER SHARE

AMP PRODUCTIONS, INC is registering 2,000,000333,333 shares of its common stock, all of which is held by founders and other shareholders. This prospectus may be used only in connection with the resale by the founders and other shareholders of shares of the common stock of AMP. There currently is no market for our shares of common stock, and no assurances can be given that such a market will develop. We hope to have our common stock quoted on the OTC Bulletin Board. This offering effectively serves asis our initial public offering.

     We issued the shares of common stock to the founders for services rendered and received only nominal cash consideration therefore. We also issued shares to certain shareholders pursuant to rule 505 of Regulation D in May of 2000. The shares of common stock offered hereby may be resold from time to time by the founders and other shareholders, collectively referred to in this prospectus as the "selling stockholders" or "selling shareholders." We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

     The selling shareholders may, without limitation, offer pursuant to this prospectus shares of common stock to purchasers from time to time in negotiated transactions, transactions that may take place on the over-the-counter market, brokerage transactions, private transactions or otherwise, or by a combination of these methods, at $6.00 per share fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. Sales of the shares may be effected through broker-dealers, who may receive compensation from the Selling Stockholders in the form of discounts or commissions.


      AMP PRODUCTIONS, INC.:                 THE OFFERING:

AMP Productions, Inc., 5296 South    AMP  is registering 333,333 shares of
                                     common stock.
 300 West Salt Lake City,  Utah 84107
     (801) 262-5300

                        Proposed OTC symbol: AMPP

THE INVESTMENT INVOLVES RISK.  SEE "RISK FACTORS" BEGINNING ON PAGE ___ .

     Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                         -------------------
             This prospectus is dated  August_____, 2000.
                 Prospectus ROSPECTUS SUMMARYsummary

     We were established in February 2000 to promote concerts, festivals and other entertainment events. Our strategy will beis to feature nationally known artists and groups and utilize arenas having capacities ranging from 5,000 to 12,000 seats, as well as promoting family-oriented entertainment festivals in vacation resorts. Competition in these niches is intense but fragmented.

     We will work closely with the major agencies that manage the more well known artists and groups. Some of the founders were involved with other entities whose activities included promoting performances by The Beach Boys, Credence Clearwater Revisited, Collin Raye, Patty Loveless, Travis Tritt, John Michael Montgomery and others.

     We are unable to estimate a time period as to when we will commence promotional activities because of our extremely limited financial resources. The timing of the implementation of our business strategy is dependent on our ability to obtain sufficient financing to undertake our plans. We cannot provide any assurances of the likelihood of our obtaining sufficient financing to undertake our operating plan. If we are unable to undertake our operating plan, we would be described as a "shell" company, whose principal purpose would be to locate and consummate a merger or acquisition with a private entity. These proposed business activities also classify us as a "blank check" company.



The offering

Securities offered by us                        None

Common stock offered by selling
shareholders                                   333,333 shares

Common stock outstanding                       333,333  shares.

Use of proceeds                               We will not receive any of the
                                              proceeds from the sales of
                                              shares of common stock


The 2,000,000 shares currently outstanding were issued for a total consideration of $10,000.

                             Risk factors

     You should carefully consider each of the following risks and all of the other information set forth in this prospectus before deciding to invest in shares of our common stock. Some of the following risks relate principally to our business in general and the industry in which we operate. Other risks relate principally to the securities markets and ownership of our stock.

     If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Our business is subject to the following risks, which include risks relating to the industry in which we operate.

Because our operating history is limited from the period since February 2000, we may not be able to successfully manage our business or achieve profitability.

We will commence operations in 2000 if we obtain sufficient financing to cover minimum event guarantees. and haveWe have no operating history upon which to evaluate our future performance and prospects. Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business. Our principal risks are:

        Ability to negotiate acceptable contracts with artists and groups;

        Ability to negotiate acceptable arrangements with venues; and

        Ability to arrange for promotional spots with radio stations in the areas covered by the venues.

There can be no assurance that we will be able to generate significant revenues or achieve profitable operations or that our operations will generate positive cash flow.

We may never be able to implement our business plan because of our limited amount of financial resources. If we cannot implement our business plan, we may be considered a blank check company that may seek to merge with or acquire an operating company.


We have neither conducted, nor have others made available to us, results of market research indicating that market demand exists for the transactions that may be contemplated by us. Moreover, we do not have, and do not have the resources to establish, a marketing or planning organization. While we intend to seek business combination(s) with entities having established operating histories, there can be no assurance that we will be successful in locating candidates meeting such criteria. We currently have no arrangement, agreement or understanding for a possible merger or acquisition with any entity. We have not identified any particular industry or specific business within an industry for evaluation. We have not established any criteria to evaluate prospective opportunities. It is possible that we may enter into a business combination with a business opportunity having:

         no significant operating history,

         losses,

         limited or no potential for earnings,

         limited assets,

         negative net worth, or

         other negative characteristics.

If we seek a business combination, our management and directors anticipate devoting up to ten hours per month to the our business. We have not entered into any written employment agreement with any member of management or our board of directors and are not expected to do so in the foreseeable future.

In the event that we complete a business combination, of which there can be no assurance, the success of our future operations will likely be dependent upon management and resources of the acquired firm or venture partner firm. A business combination involving the issuance of shares of our common stock will, in all likelihood, result in shareholders of an acquired company obtaining a controlling interest in us. It is also likely that our management may be required to sell or transfer all or a portion of our common shares held by them or resign.

     We would be a very minor participant in a business acquisition market niche and will lack the resources to expand our position in that niche.

If we decide to pursue an acquisition of an operating company or entity, we will be an insignificant participant in the business of seeking mergers with and acquisitions of small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all of these competing entities have significantly greater financial resources, technical expertise and managerial capabilities than we have. Therefore, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.

     Current and future members of our management have or are likely to have conflicts of interest that may not be resolved in our favor.

All members of our management and board of directors may serve in similar capacities with other companies, including other blank check companies. There can be no assurances that they will refer opportunities to us instead of to other entities.

    We may acquire a business in which our promoters, management or their affiliates own a beneficial interest. In that event, the transaction may be considered a related party transaction not at arms-length. No related party transaction is presently contemplated. If a related party transaction is contemplated sometime in the future, we do not intend to seek stockholder approval through a vote of stockholders.



Forward looking information

     This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to:

         our future plans;

          objectives;

         expectations and intentions; and

         the assumptions underlying or relating to any of these statements.

     We use words like as "expects," "anticipates," "intends," "plans" and similar expressions to identify forward-looking statements.

                               DILUTION

     Our net tangible book value as of April 30, 2000 was ($.0025) per share. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of shares of common stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of common stock immediately after the completion of this offering. After giving effect to the sale of 333,333 shares of common stock offered by us at an assumed initial public offering price of $6.00 per share, and after deducting offering expenses payable by us, our net tangible book at April 30, 2000 would have been approximately ($5,000) or ($.0025) per share of common stock. None of the proceeds of the sale of shares of our common stock is going to us which means that the sales will result in This represents no increase in net tangible book value to existing stockholders and an immediate dilution of $6.00 per share to new investors of common stock.

                             Our business

     We were established in February 2000 to promote concerts, festivals and other entertainment events. Our strategy will beis to feature nationally known artists and groups and utilize arenas having capacities ranging from 5,000 to 12,000 seats, as well as promoting family- oriented entertainment festivals in vacation resorts. Competition in these niches is fragmented.

     We will plan to work closely with the major agencies that manage well known artists and groups, including ICM and the William Morris Agency. Mr. Jenkins, one of our foiunders,Some of our founders wasere involved with other entities whose activities included promoting performances by The Beach Boys, Credence Clearwater Revisited, Collin Raye, Patty Loveless, Travis Tritt, John Michael Montgomery and others.

     We are unable to estimate a time period as to when we will commence promotional activities because of our extremely limited financial resources. The timing of the implementation of our business strategy is dependent on our ability to obtain sufficient financing to undertake our plans. We cannot provide any assurances of the likelihood of our obtaining sufficient financing to undertake our operating plan.

General strategies

     We have identified a specific market niche that we believe maximizes the likelihood of profits and minimizes the risk of loss normally associated with the entertainment business. The key elements of this strategy are:

Artists and groups - We plan to promote concerts featuring nationally known artists and groups because these types of artists and groups have sufficiently large followings so as to reduce the need for advertising and promotion. We will emphasize artists and groups who are well known but who do not currently have a recording at the top of the charts. This strategy will enable us to benefit from the followings of groups without assuming the risk associated with large minimum guarantees. These large guarantees are the principal reason that promoters lose money on concerts. Avoiding large minimum guarantees is at the heart of our strategy.

       We plan to promote artists and groups with whom one of our founders has an established relationship, either directly or through managers or agents. This policy enables us to reduce its guarantees to a minimum and also increases the likelihood of scheduling multiple concerts or tours.

Venues - A venue is a facility in which an event is held or takes place. Venue-related costs are generally the second most expensive production cost, exceeded only by the cost of the artist or group. Our strategy for venues is to use facilities with capacities ranging from 5,000 to 12,000 located in suburban areas or small cities. Facilities that have capacities lower than 5,000 are unlikely to allow us to meet our goals and larger facilities generally requireguarantees at levels that make the risk of loss unacceptably high. In evaluating venues, we will seek facilities having low minimum guarantees, low operating costs, as well as good location and parking. For the most part, we will seek and use facilities that are not unionized and that do not rely on concerts or similar entertainment events as their primary source of revenue.

     We will consider using venues throughout the country. The number of acceptable facilities is quite large and includes athletic facilities located on college campuses and arenas located in medium-sized cities.

Business strategy

     We will promote events that we believe are likely to be successful given the demographics of the area surrounding the selected venue. For example, country artists are likely to be popular in many areas in the South, Oldies groups tend to be popular in retirement communities, rock groups on college campuses if classes are in session, etc. The basic approach is summarized as:

Step One - Match a venue with a group or artist likely to be successful given the venue's demographics.

Step Two - Negotiate an agreement with the venue. We will endeavor to reduce the advance payment requirements to a minimum. A basic agreement usually covers rent, ushers, tickets stagehands and concessions.

Step Three - Negotiate terms with the artist or group. These negotiations generally take place with an agent or attorney. Well known artists normally receive guaranteed minimum payments against a percentage of the gate.

Step Four - Analyze the data using a standard event worksheet. Summarize all costs of the proposed events after estimating ancillary costs such as hotels and meals for the artist, advertising, etc. After all costs are known, we will determine ticket prices that must generally be sufficient to permit the event to breakeven if ticket sales achieve 50 percent of the venue's capacity. The ticket price calculated in this manner must be realistic given the nature of the event and the demographics of the area. If these conditions are met, we will actively consider the event. If not, we will not pursue the event.

Step Five - Enter into the necessary agreements.

Step Six - Promote the event through the medium considered most effective in the area. Wherever possible, barter tickets for services and consider teaming with a local radio station and other sponsors.

Step Seven - On the day of the event, ensure that the artist has been picked up at the airport or hotel and the venue is ready for the event. Institute procedures to ensure that we obtain accurate information about ticket counts and concession sales. The amount of oversight necessary in these areas is a direct function of our founders' past relationship with the venue's management. In almost all cases, this function will be performed on-site by us or our representative.

Step Eight - Attend the settlement or closing meeting to ensure that all contract requirements have been met.

       It is more efficient to negotiate multiple events with artists. Likewise, use of the same venue several times a year reduces negotiating time and increases the likelihood of minimizing requirements for large advances.

Other opportunities - We will consider sponsoring occasional three or four-day festivals in conjunction with various sponsors. These festivals will coincide with holiday weekends and will feature family style entertainment. Two other avenues of opportunity are:



     Co-promoting major events in large city arenas or stadiums. We would only participate in these events on a "co-promoter" basis to minimize the risk of loss associated with large events while at the same time benefiting from being a part of a major event.

     Managing artists and groups to take advantage of our contacts, as well as legal and financial experience.



Competition

     The market in which we expect to compete is highly competitive, and we will face competition from one or more entities in all geographic areas where we expect to operate. In addition, we anticipate that competition will increase in the future. Many of our competitors are larger businesses and have substantially greater financial resources than we will have.

Alternative strategy

     We may lack the resources to implement our primary strategy effectively and may be unable to obtain the necessary financing in the future. As such, we would be described as a "shell" company, whose principal purpose would be to locate and consummate a merger or acquisition with a private entity. These proposed business activities also classify us as a "blank check" company. Transferability of the shares of our common stock is very limited because many states have enacted regulations restricting or, in some instances, prohibiting, the initial sale and subsequent resale of securities of blank check companies such as us. In addition, many states, while not specifically prohibiting or restricting blank check companies, will not register our securities for sale or resale in their states. Because of these regulations, we currently have no plan to register any of our securities with any state having these restrictions. To ensure that state laws are not violated through the resale of our securities, we will refuse to register the transfer of any of our securities to residents of any state which prohibits the resale of securities issued by blank check companies.

Implementing the alternative strategy

     We may implement the alternative strategy concurrent with our primary plan. Our purpose under this alternative strategy is to seek, investigate and, if the investigation warrants, acquire an interest in business opportunities presented to us by firms that desire to seek the perceived advantages of an Exchange Act registered corporation. We will not restrict our search to any specific business, industry, or geographical location. We may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of our virtually unlimited discretion to search for and enter into potential business opportunities. We anticipate that we may be able to participate in only one potential business merger or acquisition because we have nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

We may seek a business opportunity with entities that have recently commenced operations, or more established entities that wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly- owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

We may advertise and promote our efforts in newspapers, magazines and on the Internet, although we have not yet prepared any notices or advertisement.

We believe that the selection of a business opportunity in which to participate will be complex and extremely risky. We also believe that there are numerous firms seeking the perceived benefits of a publicly registered corporation. These perceived benefits may include:

        facilitating or improving the terms on which additional equity financing may be sought,

       providing liquidity for incentive stock options or similar benefits to key employees,

       providing liquidity (subject to restrictions of applicable statutes), for all shareholders, and other factors.

A combination with us may appear attractive because a merger candidate may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with us. These adverse consequences may include, but are not limited to:

         time delays of the registration process,

         significant expenses to be incurred to complete an offering,

         loss of voting control to public shareholders, and

         the inability to enter into an underwriting agreement on acceptable terms.

It is possible that available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis extremely difficult and complex.

We have, and will continue to have, no cash or other assets to offer or provide to the owners of business opportunities as part of a merger or acquisition transaction. However, we believe that we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal, accounting and other professional service costs in connection with this type of acquisition, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. Section 13 and 15(d) of the Securities Exchange Act of 1934 require subject companies to provide specified information about significant acquisitions, including certified financial statements for the company acquired, covering one, two or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may preclude consummation of an otherwise desirable acquisition by us. Acquisition prospects that do not have or are unable to obtain the required audited financial statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

We have not conducted market research and are not aware of statistical data that would support the extent to which private business owners and entrepreneurs perceive there to be benefits from a merger or acquisition transaction with a public entity, although we are aware that numerous transactions of that type take place each year.

The analysis of new business opportunities will be undertaken by, or under the supervision of, Messrs. Brown, Heil and Jenkins, who may not be considered professional business analysts. We intend to concentrate on identifying preliminary prospective business opportunities that may be brought to our attention through our present associations. In analyzing prospective business opportunities, we will consider such matters as:

         available technical, financial and managerial resources;

          working capital and other financial requirements;

         history of operations, if any;

        prospects for the future;

        nature of present and expected competition;

        quality, experience and depth of management;

         potential need for further research, development, or exploration;

        potential for growth or expansion;

         the potential for profit;

        the perceived public recognition or acceptance of products, services, or trades;

        name identification; and

        other relevant factors.

We may not meet personally with management and key personnel of the business opportunity as part of our investigation because of the lack of financial resources. To the extent possible, we intend to utilize written reports and investigation to evaluate the above factors. We will not acquire or merge with any company for which audited financial statements cannot be obtained or are not available.

We believe that we may utilize outside consultants or advisors to effectuate our business plan. However, if we do retain the services of an outside consultant or advisor, substantially all, if not all, of the cash fee earned will need to be paid by the prospective merger/acquisition candidate, since we have no cash assets to use for that purpose. We currently have no contracts or agreements with any outside consultants.

We will not restrict our search for any specific kind of firms, but may acquire a venture that is:

         in its preliminary or development stage,

          already in operation, or

        in essentially any stage of its corporate life.

It is impossible to predict at this time the status of any business with which we may become engaged. It is possible that potential candidates may need to seek additional capital. However, we do not intend to seek or obtain funds to finance the operation of any acquired business opportunity until we have successfully consummated a merger or acquisition with that entity.

We anticipate that we will incur nominal expenses implementing our business plan. Because we have no capital with which to pay these anticipated expenses, it is likely that our principal shareholders will pay them in the form of interest free loans.

Implementing the alternative business strategy

In designing and implementing a structure for a particular business acquisition, we may become a party to a:

         merger,

        consolidation,

         reorganization,

         joint venture, or

        licensing agreement with another corporation or entity.

We may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that our management and shareholders will not be in control of the combined company. In addition, our directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our shareholders or may sell their stock. Any terms of sale of the shares presently held by our officers and/or directors will not be afforded to all other shareholders. Any and all sales will only be made in compliance with the securities laws of the United States and any applicable state or jurisdiction.

We believe that any securities issued to carry out our business plan would be issued in reliance upon exemption from registration available under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of a transaction, we may agree to register all or a part of the newly-issued securities immediately after the transaction is consummated or at specified times thereafter. If we do register newly-issued securities, of which there can be no assurance, the process will be undertaken by the combined entity after we have successfully consummated a merger or acquisition and are no longer considered a "shell" company. The issuance of substantial additional securities and their potential sale into any trading market that may develop in our securities may have a depressive effect on the value of our securities in the future. No assurance can be given, however, that any market for our securities will ever develop or be maintained.

While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In that event, our shareholders would retain less than 20% of the issued and outstanding shares of the surviving combined entity, which would result in significant dilution in the equity of those shareholders.

Negotiations with target company management are expected to focus on the percentage of our equity that the target company's shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our shareholders will, in all likelihood, hold a substantially lesser percentage ownership interest in the combined company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event that we acquire a target company with substantial assets.

We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of these agreements cannot be predicted, generally these type of agreements:

         require some specific representations and warranties by all parties,

          specify events of default,

         detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after closing,

        outline the manner of bearing costs, including costs associated with attorneys and accountants,

          set forth remedies on default, and

         include miscellaneous other deal specific terms.


We do not intend to provide our security holders with a complete disclosure document, including audited financial statements, concerning an acquisition or merger candidate and our business prior to the consummation of any acquisition or merger transaction, except if required to do so by appropriate laws or regulations.

Competition relating to the alternative business plan

We are and will remain an insignificant participant among the firms that engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than do we. In view of our extremely limited financial resources and management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.





Maanagement

     We have assembled a management team possessing a wide array of experience. We believe that this management team, augmented by a small staff, is capable of overseeing an active schedule. Our future success will be materially dependent upon continued services and contributions of Messrs. Brown, Heil, Jenkins and Burghardour founders, all of whom are actively
engaged in other business ventures.   Messrs. Brown and Jenkins have
each had experience in promoting concerts. Messrs. Brown, Heil, Jenkins and Burghard all have experience in structuring financial transactions. Mr. Burghard, one of our founders, is not an officer or director but serves as an unpaid advisor to us.Furthermore, the loss of the services of Mr. Brown could have a material adverse effect on our business, financial condition and results of operations.

     Our senior management team, Messrs. Brown, Jenkins and Heil also serve in executive and director positions with other businesses. Although they will be active in our management, they are not required to spend a specified amount of time with us nor are they able to devote all of their time and resources to us. Further, we do not have employment agreements with them. We do not anticipate hiring fulltime employees until the earnings from our operations permits us to do so.

Facilities

     We do not anticipate leasing facilities until the revenues from our business permits us to do so. We will use the personal and business facilities of Messrs. Brown and Jenkins which will be provided to us at no charge.


                              Management



     Our management consists of:

Name               Age           Title



David P. Brown     59            President, Chief Financial
                                 Officer and
                                 Chairman

Edward A. Heil     48            Vice President, Director


R. Bret Jenkins    41            Secretary, Director


     DAVID P. BROWN is an attorney in Salt Lake City, Utah engaged in limited
private practice since 1995.   He teaches business law and alternative dispute
resolution at the University of Phoenix. He served as the chairman of the securities law section of the Utah State Bar Association from 1993 to 1994. Mr. Brown was a shareholder in the law firm of Brown, Larson, Jenkins and Halliday from 1991 to 1995 and was a shareholder in the law firm of Mckay, Burton and Thurman from 1985 to 1991. He holds a Juris Doctorate degree from the University of Utah and is a member of the Utah State Bar Association. Mr. Brown will devote approximately 50 percent of his time.

     EDWARD A. HEIL is a certified public accountant. and He has been a managing director, since January 1992, in Independent Network Group, Inc., a financial consulting firm based in Bohemia, NY. From 1984 through December 1991 he was a partner in the accounting firm, Deloitte & Touche, LLP. From 1973 to 1984 he was employed in various professional capacities by Deloitte & Touche, LLP. He presently serves as a director of World Financial Holdings, Inc., a Utah-based marketing company and of Laminaire Corporation, a New Jersey-based public company and. He is also the chairman of the board of eSAFETYWORLD Inc., a New York company that completed a public offering in February of 2000. Mr. Heil holds Bachelor of Arts and Master of Business Administration degrees from New York University. Mr. Heil will devote approximately 5 to10 percent of his time to us.

     R. BRET JENKINS is an attorney in Salt Lake City, Utah engaged in limited private practice since 1997. He presently serves as a director of World Financial Holdings, Inc., a Utah-based marketing company and a director and a director and chief financial officerCFO of eSAFETYWORLD, Inc., a New York
company that completed a public offering in February of 2000.   Mr. Jenkins
was a shareholder in the law firm of Brown, Larson, Jenkins and Halliday from 1991 to 1997 and was a associate in the law firm of McKay, Burton and Thurman from 1987 to 1991. He received a Juris Doctorate degree from the University of Utah in 1987 and a Bachelor of Arts degree in accounting from the University of Utah in 1984. Mr. Jenkins is a member of the Utah State Bar Association and the securities law section. He will devote 5 to10 percent of his time to us.

Board of directors

All directors hold office until the completion of their term of office, which is not longer than three years, or until their successors have been elected. All officers are appointed annually by the board of directors and serve at the discretion of the board.

The board of directors will have audit and compensation committees. The audit committee will review the results and scope of the audit and other services provided by our independent auditors, review and evaluate our system of internal controls. The compensation committee will manage our anticipated stock option plan and review and recommend compensation arrangements for our officers.

     Directors shall receive $4,000 per year and $350 per meeting as compensation for serving on the board of directors provided that we have the resources to pay director fees.. All directors are entitled to be reimbursed by us for any expenses incurred in attending directors' meetings. We also intend to obtain officers and directors liability insurance, although no assurance can be given that it will be able to do so.

Executive compensation

     No officer, director or employee has received annual compensation of $100,000, and no director, officer or employee has a contract or commitment to receive annual compensation in excess of $100,000.

Conflicts of interest

None of our key personnel is required to commit full time to our affairs and, accordingly, these individuals may have conflicts of interest in allocating management time among their various business activities. Certain of these key personnel may in the future become affiliated with entities, including other "blank check" companies engaged in business activities similar to those intended to be conducted by us. In the course of their other business activities, certain key personnel may become aware of investment and business opportunities which may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Each officer and director is, so long as he is officer or director subject to the restriction that all opportunities contemplated by our plan of operation that come to his attention, either in the performance of his duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that he is affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies to which the officer or director is affiliated each desire to take advantage of an opportunity, then the applicable officer or director would abstain from negotiating and voting upon the opportunity. However, the officer or director may still take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy in connection with these types of transactions.

There are no agreements or understandings for either David Brown, Edward A. Heil or R. Bret Jenkins to resign at the request of another person. In addition, they are not acting on behalf of or will not act at the direction of any other person except at the time of the acquisition or merger and at the request of the controlling persons of the acquisition or merger candidate. We expects that the controlling persons of the acquisition or merger candidate will ask all of the current officers and directors to resign at the time of the acquisition or merger because they will become controlling persons of the combined company.

Stock option plan

     We have a stock option plan which expires ten years from July 15, 2000, the date adopted and enables us to grant incentive stock options, nonqualified options and stock appreciation rights for up to an aggregate of 1,500,000 shares of our common stock. Incentive stock options granted under the plan must conform to applicable federal income tax regulations and have an exercise price not less than the fair market value of shares at the date of grant (110% of fair market value for ten percent or more stockholders). Other options and SARs may be granted on terms determined by the board of directors or a committee of the board of directors. No options or other awards have been granted as of July 28, 2000.



Management's Discussion and analysis of results of operations and financial condition

     We have not yet commenced operations.

Liquidity

     We do not have any credit facilities or other commitments for debt or equity. Our plan is to rely on borrowings from shareholders to fund the needs for concert advances. No assurances can be given that advances will be made available to us by shareholders and others when needed.

     Our fixed expenses are nominal at this time and will remain so until we commence operations. We cannot predict tour cash requirements to undertake operations. Those requirements would be determined by the artists who are booked, the venues selected and the number of shows scheduled. Each factor causes a significant variation in requirements. We will not undertake any event unless we have obtained sufficient financing to meet the minimum guarantees associated with that event.

New Accounting Pronouncements

No new pronouncement issued by the Financial Accounting Standards Board,   the
American Institute of Certified Public Accountants or the Securities and Exchange Commission is expected to have a material impact on our financial position or reported results of operations.



                     Description of common stock

General

     We are authorized to issue up to 24,000,000 shares of common stock with par value of $.001. At April 30, 2000 we had 2,000,000 shares of common stock outstanding held by approximately 30 holders of record. These shares were issued for an aggregate consideration of $10,000. The holders of common stock are entitled to one vote for each share of common stock on all matters on which the holders of common stock are entitled to vote. The holders of common stock are entitled to receive ratably dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends. In the event that we liquidate, dissolve or wind up our business, the holders of common stock are entitled, subject to the rights of holders of our preferred stock, if any, to share ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock having preference over the common stock.

     The holders of common stock have no preemptive or conversion rights, and we may not subject them to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and nonassessable.

     We are serving as our own transfer agent and registrar for our common stock.

DIVIDENDS

    We have never paid any cash dividends on shares of common stock and do not anticipate that we will pay dividends in the foreseeable future. We intend to apply any earnings to fund the development of our business. Purchase of shares of common stock is inappropriate for investors seeking current or near term income.

Other

     We intend to file a Form 2-11 to have our shares of common stock listed and traded on the Over-the-Counter Electronic Bulletin Board. We cannot give any assurances as to whether we will be successful in having our shares listed on the Electronic Bulletin Board. The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares become traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

        block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         purchases by a broker-dealer as principal and resale by the broker-dealer forits account;

        an exchange distribution in accordance with the rules of the applicable exchange;

         privately negotiated transactions;

         short sales;

         broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a the offering stipulated price per share;

        a combination of any of the above methods of sale; or

        any other method permitted pursuant to applicable law.

  Broker-dealers who act in connection with the sale of the common stock may also be deemed to be underwriters. Profits on any resale of the common stock as a principal by such broker- dealers and any commissions received by the broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

  If required, the following information will be disclosed in a prospectus supplement or, if necessary, an amendment to the registration statement:

        the names of any of agent, dealer or underwriter;

        the price at which the common stock is to be sold;

        the number of shares of common stock involved;

         any applicable commissions or discounts; and

        other facts material to the transaction.

  Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of our common stock may not simultaneously engage in market making activities for the common stock for a period beginning when such person becomes a distribution participant and ending upon the person's completion of participation in a distribution, including stabilization activities in the common stock to effect covering transactions, to impose penalty bids or to effect passive market making bids. In addition and without limiting the foregoing, in connection with transactions in our common stock, we and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations issued under this act, including, without limitation, Rule 10b-5 and, insofar as we and the selling stockholders are distribution participants, Regulation M and Rules 100, 101, 102, 103,
104 and 105 of that act. All of the foregoing may affect the marketability of our common stock.

  The selling stockholders will pay all commissions and other expenses associated with their sale of our common stock. We are paying to register the common stock issued hereby.

General market risks

     There is no public market for our common stock, and there can be no
assurance that any market will develop in the foreseeable future.   Transfer
of our common stock may also be restricted under the securities or blue sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time. Our proposed trading symbol does not simply that a liquid and active market will be developed or sustained for our common stock.

The market price for our common stock, if publicly traded, is likely to be highly volatile and subject to wide fluctuations in response to factors, many of which are beyond our control, including the following:

         actual or anticipated variations in quarterly operating results;

         changes in financial estimates by securities analysts;

         announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

          additions or departures of key personnel;

         release of lock-up or other transfer restrictions on our outstanding
         shares  of common   stock or sales of additional shares of common
         stock; and

         potential litigation.

The market prices of the securities of microcap companies have been especially volatile. Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. A shareholder lawsuit could result in substantial costs and a diversion of management's attention and resources and would adversely affect our stock price.

We have 24,000,000 authorized shares of common stock. The board of directors, without stockholder approval, could issue up to 22,000,000 shares of common stock and 1,000,000 shares of blank check preferred stock upon whatever terms it determines to whomever it determines, including persons or entities that would help our present management.

Penny stock restrictions

Until our shares of common stock qualify for inclusion in the Nasdaq system, the trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the "pink sheets" or on the OTC Bulletin Board. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of the securities offered.

Rule 15g-9 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. For any transaction involving a penny stock, unless exempt, the penny stock rules require that:

          a broker or dealer approve a person's account for transactions in penny stocks; and

         the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

         obtain financial information and investment experience and objectives of the person; and

          make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth:

          the basis on which the broker or dealer made the suitability determination; and

          that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about:

          the risks of investing in penny stock in both public offering and in secondary trading, and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


In order to continue to be included on NASDAQ, a company must maintain:

         $2,000,000 in net tangible assets, or

         $35,000,000 in market capitalization, or

         $500,000 of net income in latest fiscal year or two of the last three fiscal years, a $1,000,000 market value of its publicly-traded securities and 500,000 shares in public float.

Continued inclusion requires two market-makers and a minimum bid price of $1.00 per share.

     We intend to seek a transaction with any merger or acquisition candidate that will allow our securities to be traded without the penny stock limitations. However, there can be no assurances that, upon a successful merger or acquisition, our securities will qualify for listing on NASDAQ or some other national exchange, or be able to maintain the maintenance criteria necessary to ensure continued listing.

                              Litigation

     We are not involved in any litigation.


              Indemnification of Officers and Directors

     Our bylaws provide that we shall indemnify our officers, directors, employees and other agents to the fullest extent permitted by Nevada law. In addition, our certificate of incorporation provides that, to the fullest extent permitted by Nevada law, our directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to us or our shareholders. This provision in the certificate of incorporation does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies including an injunction or other forms of nonmonetary relief would remain available under Nevada law. Each director will continue to be liable for breach of the director's duty of loyalty to us or our shareholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit and for improper distributions to shareholders. In addition, this provision does not affect a director's responsibilities under any other laws, including federal securities laws or state or federal environmental laws.

      We have been advised that, in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will submit the question of whether indemnification by us is against public policy to an appropriate court and will be governed by the final adjudication of the case.

     There is no pending litigation or proceeding involving a director or officer as to which indemnification is or may be sought.

                  Principal and Selling Shareholders

     The following table sets forth information known to us regarding beneficial ownership of our common stock at the date of this prospectus by:

         each person known by us to own, directly or beneficially, more than 5% of our common stock,

          each of our directors, and

         all of our officers and directors as a group.

     Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, have sole investment and voting power in connection with the shares. The table showing the shares of common stock owned after the offering assumes that the officers and directors do not buy any shares in the offering.


Name                          Percentage of
                              Shares Owned
                              Beneficially (1)

Name                          Percentage of
                              shares owned

David Brown                   125,000

Edward A. Heil                500,000

R. Bret Jenkins               500,000

Claire HeilK. Ivan F. Gothner 75,000

James Brownfiel               75,000

Raymond T. Burghard           500,000

Stephen B. Schneer            75,000

Diane Kohli                   75,000

Bridget C. Owens              75,000

                            Legal matters

     The validity of the common stock offered hereby will be passed upon for us by Stephen B. Schneer, LLC, New York.

                               Experts

     The financial statements as of April 30, 2000 (inception date) included in this prospectus have been so included in reliance on the report of HJ & Associates, LLC independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.

                        Additional information

     We will file reports, proxy statements and other information with the SEC. Those reports, proxy statements and other information may be obtained:

         At the public reference room of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549;

        At the public reference facilities at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, NY 10048 or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661;

        By writing to the SEC, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

        From the Internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC.

     We have filed with the SEC a registration statement under the Securities Act of 1933, for the common stock offered in this prospectus. This prospectus, which is a part of the registration statement, does not contain all the information included in that registration statement, some portions of which have been omitted under the rules and regulations of the SEC. For further information regarding us and our common stock, please read that registration statement, including exhibits filed with it, copies of which may be inspected and copied at the facilities of the SEC. Copies of the registration statement, including exhibits, may be obtained from the Public Reference Section of the SEC at the address listed above upon payment of the fee prescribed by the SEC. Information regarding the operation of the SEC's public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

     We intend to distribute to our stockholders annual reports containing financial statements audited and reported upon by our independent public accountants after the close of each fiscal year, and will make available other periodic reports as we determine to be appropriate or as may be required by law. Our fiscal year ends December 31 each year.



















                        AMP PRODUCTIONS, INC.
                    (A DEVELOPMENT STAGE COMPANY)

                         FINANCIAL STATEMENTS

                            APRIL 30, 2000







                           C O N T E N T S


Independent Auditors'= Report. . . . . . . . . . . . . . .  F-3

Balance Sheet. . . . . . . . . . . . . . . . . . . . . . .  F-4

Statement of Operations. . . . . . . . . . . . . . . . . .  F-5

Statement of Stockholders'= DeficiencyEquity . . . . . . .  F-6

Statement of Cash Flows. . . . . . . . . . . . . . . . . . .F-7

Notes to the Financial Statements. . . . . . . . . . . . .  F-8


                    INDEPENDENT AUDITORS'= REPORT


To the Board of Directors
AMP Productions, Inc.
(A Development Stage Company)
Salt Lake City, Utah

We have audited the accompanying balance sheet of AMP Productions, Inc. (a development stage company) as of April 30, 2000 and the related statements of operations, stockholders deficiencyequity and cash flows from inception on February 16, 2000 through April 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AMP Productions, Inc. (a development stage company) as of April 30, 2000 and the results of its operations and its cash flows from inception on February 16, 2000 through April 30, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is a development stage company with no significant operating revenues to date, which raises substantial doubt about its ability to continue as a going concern. Managements plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


        /s/
HJ & Associates, LLC
Salt Lake City, Utah
May 12, 2000
                                 F-3

                        AMP PRODUCTIONS, INC.
                    (A Development Stage Company)
                            Balance Sheet

                                ASSETS

                                                             April 30,
                                                               2000

CURRENT ASSETS

Cash                                                 $   10,000

Total Current Assets                                     10,000

OTHER ASSETS

Deferred offering costs (Note 5)                         15,000

Total Other Assets                                       15,000

TOTAL ASSETS                                         $ 1025,000


           LIABILITIES AND STOCKHOLDERS'  DEFOICIENCYEQUITY

CURRENT LIABILITIES

Accrued expenses                                     $   15,000

Total Current Liabilities                                15,000

STOCKHOLDERS'= DeficiencyEQUITY

Preferred stock at $0.001 par value; 1,000,000 shares
authorized, -0- outstanding                             -
Common stock at $0.001 par value; authorized 24,000,000
 shares; 2,000,000 shares issued and outstanding          2,000
Additional paid-in capital                                8,000
Loss accumulated in development stage
                                                        (15,000)

Total Stockholders' Deficiency= Equity                (510,000)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCYEQUITY $1025,000

                  See notes to financial statements.
                                 F-4

                        AMP PRODUCTIONS, INC.
                    (A Development Stage Company)
                       Statement of Operations


                                                  From
                                                  Inception on
                                                  February 16,
                                                  2000 Through
                                                  April 30,
                                                  2000
REVENUE                                          $  -

EXPENSES                                          15,000-

NET LOSS                                          $ (15,000)-

BASIC LOSS PER SHARE                               $(.01)-






















                  See notes to financial statements.

                         AMP PRODUCTIONS, INC.
                     (A Development Stage Company)
              Statement of Stockholders'= DeficiencyEquity
       From Inception on February 16, 2000 Through April 30, 2000



                                                          Deficit
                                                          Accumulated
                                          Additional      During the
                        Common Stock      Paid-in         Development
                      Shares   Amount     Capital         Stage

Inception on
February 16, 2000      -       $     -        -             $    -

Common stock
issued for cash
at $0.005 per
share               2,000,000   2,000      8,000                   -

Net loss
for the
period ended
April 30, 2000          -          -       15,000)                 -

Balance,
April 30,
2000                2,000,000$    2,000       8,000         (15,000)


















                   See notes to financial statements.

                         AMP PRODUCTIONS, INC.
                     (A Development Stage Company)
                        Statement of Cash Flows
          From February 16, 2000 (Inception) to April 30, 2000

                                                               From
                                                              Inception on
                                                              February 16,
                                                              2000 Through
                                                              April 30,
                                                              2000

CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss                                                $      (15,000)
Changes in operating assets and liabilities:
(Increase) decrease in deferred offering costs                 (15,000)
Increase (decrease) in accrued expenses                         15,000

Net Cash (Used) by Operating Activities                             -

CASH FLOWS FROM INVESTING ACTIVITIES                                 -

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of common stock for cash                               10,000

Net Cash Provided by Financing Activities                       10,000

INCREASE IN CASH AND CASH EQUIVALENTS                           10,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                  -

CASH AND CASH EQUIVALENTS AT END OF PERIOD                     $   10,000

Cash Paid For:

Interest                                                         $  -
Income taxes                                                     $  -


                   See notes to financial statements.

                         AMP PRODUCTIONS, INC.
                     (A Development Stage Company)
                   Notes to the Financial Statements
                             April 30, 2000


NOTE 1 - ORGANIZATION

       AMP Productions, Inc. (the "Acompany"@) was incorporated under the laws of the State of Nevada on February 16, 2000 (inception). The Company, which has not yet begun operations, will promote concerts, festivals and other entertainment events.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Accounting Method

       The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscalcalendar year ending on April 30.

b.  Provision for Taxes

       No provision for income taxes has been made due to the limited activities of the Company.

c.  Cash Equivalents

       The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d.  Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e.  Basic Loss Per Common Share

       Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period.

                                                       April 30, 2000

Numerator - loss                                       $  -
Denominator - weighted average number of
  shares outstanding                                   1,250,000

Loss per share                                         $    0.00

                        AMP PRODUCTIONS, INC.
                    (A Development Stage Company)
                  Notes to the Financial Statements
                            April 30, 2000


NOTE 3 - GOING CONCERN

        The Company'=s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

         The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. It is the intent of the Company to complete a limited offering of its common stock. In the interim, the shareholder of the Company have committed to meeting its minimal operating expenses.

NOTE 4 - STOCK TRANSACTIONS

        On February 16, 2000, the Board of Directors issued 2,000,000 shares of common stock for $10,000 to the founding shareholders of the Company.

        The Company has a stock option plan which expires ten years from July 15, 2000, the date adopted, and enables it to grant incentive stock options, nonqualified options and stock appreciation rights for up to an aggregate of 1,500,000 shares of its common stock. Incentive stock options granted under the plan must conform to applicable federal income tax regulations and have an exercise price not less than the fair market value of shares at the date of grant (110% of fair market value for ten percent or more stockholders). Other options and SARs may be granted on terms determined by the board of directors or a committee of the board of directors. No options or other awards have been granted as of July 29, 2000.


        NOTE 5 - DEFERRED OFFERING COSTS

        The Company has deferred and capitalized certain costs related to raising money. These costs of $15,000 will be netted against paid-in capital when the offeringis complete.





MAIN DOCUMENT ONLY.PART II


                   INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 22. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company has a provision in its charter, by-laws, or other contracts providing for indemnification of its officers and directors.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 23. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Filing fee                   $528

Accounting fees                 1,000

Legal and professional          7,500

Other                           5972



Total                         $15,000


ITEM 24. RECENT SALES OF UNREGISTERED SECURITIES.

      All issuances were under Section 4(2) unless otherwise indicated. The issuances under 4(2) were to officers, directors or employees or a limited number of unaffiliated persons or entities.






ITEM 25. EXHIBITS.

      The following exhibits can be found as exhibits to the filings listed.

3.1  Articles of Incorporation*

3.2  By-Laws*

4.1  Specimen of Certificate of Common Stock*

5.1  Opinion of Stephen B. Schneer LLC*

10.7 Stock Option Plan

22.1 Consent of HJ Associates, LLC

23.2 Consent of Stephen B. Schneer LLC (included in exhibit 5.1)*

27.1 Financial Data Schedule

     * Filed Previously

ITEM 26. UNDERTAKINGS.

      Subject to the terms and conditions of Section 15(d) of the Securities and Exchange Act of 1934, the undersigned registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission hereto before or hereafter duly adopted pursuant to authority conferred in that section.

      The Registrant further undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b). If, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



            SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on the _81__th day of JuneAugust, 2000.




                           AMP PRODUCTIONS, INC.



                            By /s/ David Brown
                           ------------------------------------
                            David Brown, President




      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



SIGNATURE                              TITLE                        DATE
---------                              -----                       ---------


/s/ Edward A. Heil                  Director              August 1June 9, 2000
-------------------------------
Edward A. Heil

/s/ R. Bret Jenkins                Director                August 1 Jne 9, 2000
-------------------------------
R. Bret Jenkins




                             Exhibit 10.7
                        AMP PRODUCTIONS, INC.
                      2000 STOCK INCENTIVE PLAN



     1.   Purpose.

     The purpose of this Plan is to enable AMP Productions, Inc. and its affiliates to recruit and retain capable employees for the successful conduct of its business and to provide an additional incentive to directors, officers and other eligible key employees, consultants and advisors upon whom rest major responsibilities for the successful operation and management of the Company and its affiliates.

     2.   Definitions.

     For purposes of the Plan:

    2.1 "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (i) the highest price per Share of Common Stock paid to holders of the Shares of Common Stock in any transaction (or series of transactions) constituting or resulting in a Change in Control or
(ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

    2.2 "Affiliate Corporation" or "Affiliate" shall mean any corporation, directly or indirectly, through one of more intermediaries, controlling, controlled by or under common control with the Company.

    2.3 "Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Award.

    2.4  "Award" means an Incentive Stock Option, Nonqualified
Stock Option or Stock Appreciation Right granted or to be granted pursuant to the Plan.

    2.5  "Board" means the Board of Directors of the Company.

    2.6  "Cause" means:

    (a) Solely with respect to Nonemployee Directors, the commission of an act of fraud or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate, and

    (b) For all other purposes, unless otherwise defined in the Agreement evidencing a particular Award, an Optionee (other than a Nonemployee Director) (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties,
(iii) involvement in a transaction in connection with the performance of duties to the Company which transaction is adverse to the interests of the Company and which is engaged in for personal profit, or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

   2.7 "Change in Capitalization" means any increase or reduction in the Number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

  2.8 A "Change in Control" shall mean the occurrence during the term of the Plan of either of any "person" (as such term is used in Section 13(c) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities, except that the issuance of shares of Common Stock in a public offering made pursuant to the Securities Act of 1933, as amended shall not constitute a Change of Control.

   2.9  "Code" means the Internal Revenue Code of 1986, as amended.

  2.10 "Committee" means a committee, as described in Section

  3.1, appointed by the Board to administer the Plan and to perform the functions set forth herein.

  2.11 "Company" means AMP Productions, Inc (including any and all subsidiaries currently existing or hereafter acquired or established).

  2.12 "Director Option" means an Option for Shares, Stock Appreciation Rights or Units granted pursuant to Section 6.

  2.13 "Disability" means a physical or mental infirmity which impairs an Optionee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

 2.14 "Disinterested Director" means a director of the Company who is "disinterested" within the meaning of Rule 16b-3 under the Exchange Act.

 2.15 "Eligible Individual" means any director (other than a Nonemployee Director), officer or employee of, or consultant or advisor to, the Company or an Affiliate who is receiving cash compensation and who is designated by the Committee as eligible to receive Awards subject to the conditions set forth herein.

 2.16 "Employee Option" means an option granted pursuant to Section 5.

 2.17 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

 2.18 "Fair Market Value" on any date means the average of the high and low sales prices of the Shares on such date on the principal securities exchange on which such Shares are listed, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and closing asked price per Share on such date as quoted on the quotation system of the Nasdaq Stock Market, Inc. or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value as established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

  2.19 "Incentive Stock Option" means an Option satisfying the requirements of
Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

 2.20 "Nonemployee Director" means a director of the Company who is not an employee of the Company or an Affiliate.

 2.21 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

 2.22 "Option" means a Nonqualified Stock Option, an Incentive Stock Option, a Director Option, an Employee Option or any or all of them.

 2.23 "Optionee" means a person to whom an Option is being granted under the Plan.

 2.24 "Outside Director" means a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

 2.25 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

 2.26 "Plan" means The SL Group, Inc. 1999 Stock Option Plan.

 2.27 "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles as defined in Opinion No. 16 of the Accounting Principles Board and the amendments thereto.

 2.28 "Shares" means the common stock, par value $.001 per share, of the Company and any securities or other consideration issuable in respect of Shares in connection with a Change in Capitalization or Change in Control.

 2.29 "Stock Appreciation Right" or "SARs" means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 8 hereof.

2.30 "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

2.31 "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of 424(a) of the Code, which issues or assumes a stockoption in a transaction to which Section 424(a) of the Code applies.

2.32 "Ten Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her owns (within the meaning of Section 422(b) (6) of the Code) stock possessing more than ten percent
(10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary thereof.

     3.   Administration.

3.1 The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan.
The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least two (2) directors of the Company. If the Board of Directors has any Disinterested Directors or Outside Directors, at least one such Disinterested or Outside Director shall be on the Committee. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

3.2 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

(a) determine those Eligible Individuals to whom Employee Options shall be granted under the Plan and the number of Employee Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Employee Option, including the purchase price per Share subject to each Employee Option, and make any amendment or modification to any Option Agreement consistent with the terms of this Plan;

 (b) construe and interpret the Plan and the Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, including Rule 16b-3 under the Exchange Act and the Code to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee or the exercise of this power shall be final, binding and conclusive upon the Company, its Affiliate Corporations, the Options, and all other persons having any interest therein;

(c) determine the duration and purposes for leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of this Plan;

(d) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(e) exercise such powers and perform such acts as it deems necessary or advisable to promote the best interests of the Company with respect to the Plan.

     4.   Stock Subject to the Plan.

    4.1 The maximum number of Shares that may be made the subject of Options granted under the Plan is 1,500,000. Upon a Change in Capitalization the maximum number of Shares shall be adjusted in number and kind pursuant to
Section 11. The Company shall reserve for purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

    4.2 Upon the granting of an Option, the number of Shares available under Section 4.1 for the granting of further Options shall be reduced by the number of shares subject to such Option granted. Whenever any outstanding Option or portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option, the Shares allocable to the expired, canceled or otherwise terminated portion of the Option may again be the subject of Options granted hereunder.

     5.   Option Grants for Eligible Individuals.

    5.1  Authority of Committee.   Subject to the provisions of the Plan, the
Committee shall have full and final authority to select those Eligible Individuals who will receive Employee Options, the terms and conditions of which shall be set forth in an Agreement.

          5.2 Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Employee Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Incentive Stock Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

        5.3  Maximum Duration.   Employee Options granted hereunder shall be
for such term as the Committee shall determine, provided that an Incentive Stock Option granted hereunder shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder), and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Employee Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

          5.4  Vesting.   Subject to Section 7.5 hereof, each Employee Option
shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Employee Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

          5.5 Modification. No modification of an Employee Option shall adversely alter or impair any rights or obligations under the Employee Option without the Optionee's consent.


     6.   Option Grants for Nonemployee Directors.

           6.1 Purchase Price. The purchase price for Shares or SARs under each Director Option shall be not less than to 100% of the Fair Market Value of such Shares on the date immediately preceding the date of the grant unless specifically determined to be otherwise by the Committee.

          6.2  Vesting.     Subject to Sections 6.3 and 7.5 each Director
Option shall become exercisable within four (4) equal annual installments beginning on the date of grant; provided, however, that the Optionee continues to serve as a Director as of such dates. If an Optionee ceases to serve as a Director for any reason, the Optionee shall have no rights with respect to that portion of a Director Option which has not then vested pursuant to the preceding sentence and the Optionee shall automatically forfeit thatportion of the Director Option which remains unvested.

          6.3  Limitations on Amendment.     The provisions in this Section 6
and Section 7.1 shall not be amended more than once every six (6) months, other than to comport with changes in the Code or the rules and regulations thereunder.

     7.   Terms and Conditions Applicable to All Options.

    7.1  Duration.    Each Option shall terminate on the date which is
the tenth anniversary of the grant date, unless terminated earlier as follows:

               (a) If an Optionee's employment or service terminates for any reason other than Disability, death or Cause, the Optionee may for a period of three (3) months after such termination exercise his or her Option to the extent, and only to the extent, such Option or portion thereof was vested and exercisable as of the date of the Optionee's employment or service terminated, after which time the Option shall automatically terminate in full.

               (b) If an Optionee's employment or service terminates by reason of the Optionee's Disability, the Optionee may, for a period of one
(1) year after such termination, exercise his or her Option to the extent, and only to the extent, such Option or portion thereof was vested and exercisable as of the date the Optionee's employment or service terminated, after which time the Option shall automatically terminate in full.

               (c) If an Optionee's employment or service terminates for Cause, the Option granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

               (d) If an Optionee dies while employed or in the service of the Company or an Affiliate or within the three (3) month or twelve (12) month period described in clause (a) or (b), respectively, of this Section 7.1 the Option granted to the Optionee may be exercised at any time within twelve
(12) months after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent and distribution, after which time the Option shall terminate in full; provided, however, that an Option may be exercised to the extent, and only to the extent, such Option or portion thereof was exercisable on the date of death or earlier termination of the Optionee's services as a Director.

Notwithstanding clauses (a) through (d) above, the Agreement evidencing the grant of an Employee Option may, in the Committee's sole and absolute discretion, set forth additional or different terms and conditions applicable toEmployee Options upon a termination or change in status of the employment or service of an Eligible Individual. Such terms and conditions may be determined at the time the Employee Option is granted or thereafter.

    7.2  Non-transferability.     No Option granted hereunder shall be
transferable by the Optionee to whom granted except by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

  7.3  Method of Exercise.    The exercise of an option shall be made
only by a written notice delivered in person or by mail to the Secretary or Chief Financial Officer of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full in cash upon such exercise. Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Employee Option or at any later date
(up to and including the date of exercise) that the form of payment acceptable in respect of the exercise of such Employee Option may consist of either of the following (or any combination thereof): (i) cash or (ii) the transfer of Shares to the Company upon such terms and conditions as determined by the Committee. The Optionee shall deliver the Agreement evidencing the Option to the Secretary or Chief Financial Officer of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

          7.4  Rights of Optionees.   No Optionee shall be deemed for any
purpose to be the owner of any Shares subject to any Option unless and until
(i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and
(iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

          7.5 Effect of Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall
become immediately and fully vested and exercisable.   In  addition, to the
extent set forth in an Agreement evidencing the grant of an Employee Option, an Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, any Employee Option or portion of an Employee Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any of
(x) (A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered or
(2) the Adjusted Fair Market Value of the Shares subject to the Employee
Option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Employee
Option or portion thereof surrendered; provided, however, that in the case of an Employee Option granted within six (6) months prior to the Change in Control to any Optionee who may be subject to liability under Section 16(b) of the Exchange Act, such Optionee shall be entitled to surrender for cancellation his or her Option during the sixty (60) day period commencing upon the expiration of six (6) months from the date of grant of any such Employee Option. In the event an Optionee's employment or service with the Company is terminated by the Company following a Change in Control, each Option held by the Optionee that was exercisable as of the date of termination of the Optionee's employment or service shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the Optionee's employment or service or the expiration of the stated term of the Option.

     8.   Stock Appreciation Rights.    The Committee may, in its discretion,
either alone or in connection with the grant of an Employee Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 8, be subject to the same terms.

          8.1  Time of Grant.     A Stock Appreciation Right may be granted
(i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

          8.2  Stock Appreciation Right Related to an Option.

          (a)  Exercise.  Subject to Section 8.8, a Stock Appreciation
Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option Agreement.

               (b) Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the holder shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit, in any manner, the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

               (c) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right or the surrender of such Option pursuant to Section 7.3, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.



          8.3  Stock Appreciation Right Unrelated to an Option.
The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall not have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the holder shall be entitled to contain such terms and conditions as to exercisability (subject to Section 8.8), vesting and duration as the Committee shall determine, but, in no event, shall they have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the holder shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (B) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit, in any manner, the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the same Stock Appreciation Right at the time it is granted.

          8.4  Method of Exercise.   Stock Appreciation Rights shall be
exercised by a holder only by a written notice delivered in person or by mail to the Secretary or Chief Financial Officer of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the holder shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary or Chief Financial Officer of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the holder.

          8.5  Form of Payment.    Payment of the amount determined under
Sections 8.2(b) or 8.3 may be made in the discretion of the Committee, solely in whole Shares in a number determined at their Fair Market Value in the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in acombination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash. Notwithstanding the foregoing, no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Sections 8.2(b) or 8.3 to an officer of the Company who is subject to liability under Section 16(b) of the Exchange Act, unless the exercise of such Stock Appreciation Right is made either (i) during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of earnings (the "Window Period") or (ii) pursuant to an irrevocable election to receive cash made at least six (6) months prior to the exercise of such Stock Appreciation Right.

          8.6 Modification. No modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the holder's consent.

          8.7 Effect of Change in Control. In the event of a Change in Control, all Stock Appreciation Rights shall become immediately and fully exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of a Stock Appreciation Right, a holder will be entitled to receive a payment in cash or stock, in either case, with a value equal to the excess, if any, of (A) the greater of (x) the Fair Market Value, on the date preceding the date of exercise, of the underlying Shares subject to the Stock Appreciation Right or portion thereof exercised and (y) the Adjusted Fair Market Value, on the date preceding the date of exercise, of the Shared over (B) the aggregate Fair Market Value, on the date the Stock Appreciation Right was granted, of the Shares subject to the Stock Appreciation Right or portion thereof exercised; provided, however, that in the case of a Stock Appreciation Right granted within six (6) months of the Change in Control to any holder who may be subject to liability under Section 15(b) of the Exchange Act, such holder shall be entitled to exercise his or her Stock Appreciation Right during the sixty (60) day period commencing upon the expiration of six months from the date of grant of any such Stock Appreciation Right. In the event of a holder's employment or service with the Company is terminated by the Company following a Change in Control, each Stock Appreciation Right held by the holder that was exercisable as of the date of termination of the holder's employment or service shall remain exercisable for a period ending but not before the earlier of the first anniversary of the termination of the holder's employment or service or the expiration of the stated term of the Stock Appreciation Right.

     9.   Adjustment Upon Changes n Capitalization.

      (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number of Shares with respect to which Options may be granted under the Plan,
(ii) maximum number of Shares with respect to which Options may be granted to any Eligible Individual during the term of the Plan, (iii) the number of Shares which are subject to outstanding Options granted under the Plan, and the purchase price therefor, if applicable, and (iv) the number of Shares in respect of which Director Options are to be granted under Section 6.

          (b) Any such adjustment in the Shares subject to Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)
(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

          (c) If, by reason of a Change of Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Option, prior to such Change in Capitalization.

     10.  Effect of Certain Transactions.    Subject to Sections 7.5 and 8.7
or as otherwise provided in an Agreement, in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company, the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms.

     11.  Interpretation.

          (a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith.
Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

          (b) The Director Options described in Section 6 are intended to qualify as formula awards under Rule 16b-3 promulgated under the Exchange Act (thereby preserving the disinterested status of Nonemployee Directors receiving such Awards) and the Committee shall generally interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with the foregoing intent shall be inoperative and shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with the foregoing intent shall be inoperative and shall not affect the validity of the Plan.

          (c) Unless otherwise expressly stated in the relevant Agreement, each Option granted under the Plan is intended to be performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options to fail to qualify as performance-based compensation.

     12.  Pooling Transactions.

          Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, which are specifically recommended by an independent public accounting firm engaged by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (i) deferring the vesting, exercise, payment or settlement in respect of any Option, (ii) providing that the payment or settlement in respect of any Option be made in the form of cash, Shares or securities of a successor or acquiree of the Company, or a combination of the foregoing, and (iii) providing for the extension of term of any Option to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option.

     13.  Termination and Amendment of the Plan.

          The Plan shall terminate on the preceding the tenth anniversary of the date of its adoption by the stockholders of the Company, and no Option may be granted thereafter. Subject to Section 6.5, the Board may sooner terminate the Plan, and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

          (a) No such amendment, modification, suspension or termination shall impair or adversely alter any Award already granted under the Plan, except with the consent of the Optionee or holder of an SAR nor shall any amendment, modification or termination deprive any Optionee or holder of an SAR of any Shares which he or she may have acquired through or as a result of the Plan; and

          (b) To the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations.

     14.  Non-Exclusivity of the Plan.

          The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     15.  Limitation of Liability.

          As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

        (a) give any person any right to be granted an Option other than at the sole discretion of the Committee;

         (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

         (c) limit in any way the right of the Company to terminate the employment of any person at any time; or

          (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

     16.  Regulations and Other Approvals; Governing Law.

          16.1 Except as to matters of Federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New York.

          16.2 The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

          16.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

          16.4 Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval or any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

          16.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require an individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an exemption applicable under the Securities Act as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

     17.  Miscellaneous.

         17.1 Multiple Agreements.     The terms of each Award granted to an
Eligible Individual may differ from other Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Eligible Individual.

          17.2 Withholding of Taxes.

           (a) At such times as an Optionee or holder of an SAR recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee or holder shall pay other amounts as may be required by law to be withheld by the Company in issuance or release from escrow of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or holder an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee or holder may make a written election (the
"Tax Election"), which may be accepted or rejected in the discretion of the Committee to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of an Optionee or holder who may be subject to liability under Section 16(b) of the Exchange Act either; (i)(A) the Tax Election is made at least six (6) months prior to the date of the Taxable Event and (B) the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election; or (ii)(A) the Tax Election is made at least six (6) months after the date the Award was granted, (B) the Award is exercised during the Window Period and (C) the Tax Election is made during the Window Period in which the related Award is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify this Section
17.2 (other than as regards Director Options) or impose such other restrictions or limitations on Tax Elections to be made at such times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

               (b)  If an Optionee makes a disposition, within the meaning of
Section 424 (c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

          17.3  Effective Date.    The effective date of the Plan shall be as
determined by the Board, subject only to the approval by the affirmative vote of the stockholders.


                   Consent of HJ & Associates, LLC
                             Exhibit 22.1
                         HJ & Associates, LLC
                      Key Bank Tower, Suite 1450
                         50 South Main Street
                     Salt Lake City, Utah  84144
                         Tel. (801) 328-4408
                          Fax (801) 328-4461





Board of Directors
AMP Productions, Inc.
5296 South 300 West  Suite 300
Salt Lake City, Utah 84107


We hereby consent to the use in this Registration Statement of AMP Productions, Inc. on Form SB-2, of our report dated May 12, 2000 of AMP Productions, Inc. for the period ended April 30, 2000, which are part of the Registration Statement and to all references to our firm included in this Registration Statement.

        /s/
HJ & Associates LLC
Salt Lake City, Utah
June 7August 1, 2000
June 9August 1, 2000
Salt Lake City, Utah

[LEGEND]
This schedule contains summary financial information extracted from the Balance Sheet at April 30,2000 and the Statement of Operations from inception through April 30, 2000 and is qualified in its entirety by reference to such financial statements.
[/LEGEND]


[PERIOD-TYPE]                          12-MOS
[FISCAL-YEAR-END]                      DEC-31-2000
[PERIOD-END]                           APRIL-30-2000
[CASH]                                 0
[SECURITIES]                           0
[RECEIVABLES]                          0
[ALLOWANCES]                           0
[INVENTORY]                            0
[CURRENT-ASSETS]                       10,000
[PP&E]                                 0
[DEPRECIATION]                         0
[TOTAL-ASSETS]                         2510,000
[CURRENT-LIABILITIES]                  0
[BONDS]                                0
[PREFERRED-MANDATORY]                  0
[PREFERRED]                            0
[COMMON]                               10,000
[OTHER-SE]                             0
[TOTAL-LIABILITY-AND-EQUITY]           2510,000
[SALES]                                0
[TOTAL-REVENUES]                       0
[CGS]                                  0
[TOTAL-COSTS]                          0
[OTHER-EXPENSES]                       0
[LOSS-PROVISION]                       0
[INTEREST-EXPENSE]                     0
[INCOME-PRETAX]                        0
[INCOME-TAX]                           0
[INCOME-CONTINUING]                    0
[DISCONTINUED]                         0
[EXTRAORDINARY]                        0
[CHANGES]                              0
[NET-INCOME]                           0(15,000)
[EPS-BASIC]                            0
[EPS-DILUTED]                          0